UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

NEFF CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-14145	65-0626400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 N.W. 87th Avenue, Suite 400 Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

(305) 513-3350

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 28, 2008, Neff Corp. (the “Company”) held a conference call to review its fourth quarter and fiscal 2007 results. A replay of this call is available from March 28, 2008 through April 4, 2008 by dialing (800) 642-1687 if located in the U.S. or Canada and by dialing (706) 645-9291 if located outside the U.S. and Canada. The conference call ID number is 40549478.

This Current Report on Form 8-K corrects certain information provided during the conference call. Under the terms of the Company’s senior secured asset-based revolving credit facility (the “ABL Credit Facility”), when the excess availability thereunder is less than $35 million, the Company must maintain a fixed charge coverage ratio greater than or equal to 1.0 to 1.0 (rather than 1.5 to 1.0 as incorrectly stated on the call). A complete copy of the ABL Credit Facility has been filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-4, File No. 333-144428, which may be accessed on the SEC’s website at www.sec.gov.

The filing of this Report and the furnishing of this information pursuant to Item 8.01 does not mean that such information is material or that disclosure of such information is required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEFF CORP.

By:	/s/ Mark Irion
Mark Irion
Vice President, Chief Financial Officer and Secretary

Dated: March 28, 2008